Exhibit 99.1

SemGroup Energy Partners, L.P. Agrees to Acquire Asphalt Terminals

and Storage Assets from SemMaterials, L.P.; Announces Conference Call

Tulsa, Okla. – January 14, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) today announced it has agreed to acquire 46 U.S. liquid asphalt cement and residual fuel oil terminalling and storage facilities from SemMaterials, L.P. for $378.8 million. SemMaterials is a subsidiary of privately owned SemGroup, L.P. The terminalling and storage facilities, located in 23 states, have aggregate storage capacity of approximately 6.6 million barrels and represent substantially all domestic liquid asphalt cement and residual fuel oil terminalling and storage facilities owned by SemMaterials.

In connection with the acquisition of the facilities, SGLP will enter into a terminalling and storage agreement with SemMaterials. The terminalling and storage agreement has a seven-year term expiring on December 31, 2014, with additional automatic one-year renewals unless either party terminates the agreement upon one year’s notice. Under the agreement, SemMaterials will commit to use terminalling and storage services provided by SGLP at a level that will provide SGLP with minimum fee-based annual revenues of approximately $60 million (exclusive of reimbursement for energy costs). SGLP will not take title to any asphalt in storage or engage in any asphalt marketing activities. Margins are expected to be equal to or exceed those of our current crude oil terminalling and storage business.

Following this acquisition, SGLP’s management anticipates that it will recommend to the board of directors of the partnership’s general partner an increase in the annual cash distribution rate in the range of $0.40 to $0.50 per unit, or 32 percent to 40 percent over the current annualized rate of $1.25 per unit. Any increase in SGLP’s quarterly cash distribution to unitholders would be prorated for the quarter the acquisition closes depending on the actual date of closing. SemGroup Energy Partners expects to finance the acquisition through a combination of equity and incremental debt under an amendment to its current credit facility. Any increase in distributions will be dependent upon the proportion and terms of any equity and debt financing and other factors.

“As we stated in July 2007 with our initial public offering, SemGroup Energy Partners expected to have the opportunity to make acquisitions directly from our parent, SemGroup, L.P. Operationally, this acquisition increases our total storage capacity to more than 13 million barrels, expands our footprint from coast to coast and also diversifies our geographic markets and our lines of business. Financially, it provides SGLP immediate, meaningful growth to distributable cash flow per unit. The fee-based, multi-year terminalling and storage agreement associated with this acquisition further enhances our ability to generate stable and predictable cash flows,” said Kevin Foxx, SemGroup Energy Partners president and chief executive officer.

SemMaterials will continue to own assets involved in the further processing of liquid asphalt cement and will continue to market asphalt cement and residual fuel oil as well as blend, process and market its line of specialty road-paving products.

Frank Panzer, SemMaterials’ president and chief operating officer, said, “This transaction positions SemMaterials to continue its expansion and growth in the U.S. The sale is consistent with SemMaterials’ long-term business strategy, and it allows SemMaterials to focus on road science, infrastructure services and continued innovation of road technology. The sale will have minimal impact on SemMaterials’ customers and employees.”

Foxx commented on SemMaterials’ legacy as one of the largest asphalt suppliers and processors of polymer modified asphalt cement and emulsions in the United States. “SGLP looks forward to facilitating the current and future terminalling and storage needs for SemMaterials as it continues to be a key player in the industry,” Foxx said.

The SemGroup Energy Partners G.P., L.L.C. board of directors approved the transaction based on the approval and recommendation of its conflicts committee. The acquisition is subject to financing and other customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and it is expected to close in the first quarter of 2008. For purposes of accounting, the acquisition will be treated as a purchase of assets.

Conference Call

SemGroup Energy Partners will host a conference call to discuss the acquisition on Wednesday, January 16, 2008, at 10:00 a.m. CDT (11:00 a.m. EDT).

What:

SemGroup Energy Partners’ conference call to discuss asset acquisition from SemMaterials, L.P. Specific items to be addressed in this call include:

•     The assets being acquired and the structure of the acquisition;

•     The strategic rationale behind the acquisition;

•     The terms and structure of the terminalling and storage services agreement associated with the acquisition;

•     The acquisition metrics of the transactions; and

•     The accretive aspects of this transaction to the partnership’s unitholders.

When:	Wednesday, January 16, 2008 – 10:00 a.m. Central; 11:00 a.m. Eastern

Where:	1) Log on to the webcast at www.SGLP.com 2) Participant dial-in phone: 888-241-0558 3) International dial-in phone: 647-427-3417

If you are unable to participate in the conference call, the presentation will be available as an audio webcast on SemGroup Energy Partners’ Web site, www.SGLP.com, for 30 days. A recording will be available by phone for 14 days. To hear the replay, call 800-395-0403 in the United States or call 402-220-2887 from International locations. The pass code for both is 30586335.

About SemGroup Energy Partners, L.P.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil gathering and transportation and terminalling and storage services primarily in its core operating areas in Oklahoma, Kansas and Texas. A subsidiary of SemGroup, L.P. is the general partner of SemGroup Energy Partners. SemGroup Energy Partners owns and operates terminalling and storage facilities with approximately 6.7 million barrels of storage capacity, including approximately 4.8 million barrels of storage capacity located at the Cushing Interchange, two pipeline systems consisting of approximately 1,150 miles of pipeline, and tanker trucks used to gather oil at remote wellhead locations generally not covered by pipeline and gathering systems. The partnership is based in Tulsa, Oklahoma. For more information, visit the partnership’s Web site www.SGLP.com.

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About SemMaterials, L.P.

SemMaterials, L.P., a subsidiary of SemGroup, L.P., is one of the largest asphalt suppliers and processors of polymer modified asphalt cement and emulsions in the United States and Mexico. The company develops, produces, markets and stores a diverse line of asphalt cements, modified asphalts, asphalt emulsions and innovative performance-based pavement technologies. For more information, visit www.semmaterials.com.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including statements regarding expected annual revenues from the acquisition and expected increases in the distribution rate, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SemGroup Energy Partners’ control, which could cause results to differ materially from those expected by management of SemGroup Energy Partners. Such risks and uncertainties include, but are not limited to, our dependence upon SemGroup, L.P. for a substantial majority of our revenues; the acquisition of the asphalt terminals and storage assets may not occur on the terms described herein or at all; our exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil in the areas served by our storage facilities and pipelines; a decrease in the production of crude oil from the oil fields served by our pipelines; the availability of, and our ability to consummate, acquisition opportunities; our debt levels and restrictions in our credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s prospectus relating to its initial public offering and other reports filed with the Securities and Exchange Commission. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations Contact:

Brian Cropper

Toll Free Phone: 866.490.SGLP (7457)

Phone: 918.524.SGLP (7457)

Email: investor@semgroupenergypartners.com

SemGroup Media Contact:

Susan Dornblaser

Phone: 918.524.8365

Email: sdornblaser@semgrouplp.com